                                                                    Exhibit 3(c)

                            ARTICLES OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF:

Name of Corporation:   Lynch Corporation

Date of Incorporation: October 26, 1928

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(INDICATE APPROPRIATE ACT)

|X|   Indiana Business Corporation Law

|_|   Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of
Incorporation, certify the following facts:

                             ARTICLE I AMENDMENT(S)

The exact text of Article I of the Articles of Incorporation is now as follows;

"The name of the Corporation is The LGL Group, Inc."

                                   ARTICLE II

Date of each amendment's adoption:
June 20, 2006 shareholder approval; April 10, 2006 Director approval.

                     ARTICLE III MANNER OF ADOPTION AND VOTE

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

|_|   Section 1   This  amendment  was  adopted  by the  Board of  Directors  or incorporators and shareholder action was not required.

|X|   Section 2   The  shareholders  of the  Corporation  entitled  to  vote  in respect to the amendment adopted the proposed  amendment.  The amendment  was adopted  by:  (SHAREHOLDER  APPROVAL  MAY BE BY
                  EITHER A OR B)

                  A. Vote of such shareholders during a meeting called by the
Board of Directors. The result of such vote is as follows:

                  2,154,702      Shares entitled to vote.
                  1,812,235      Number of shares represented at the meeting.
                  1,784,054      Shares voted in favor.
                     13,126      Shares voted against.

                  B. Unanimous written consent executed on _________________,
20__ and signed by all shareholders entitled to vote.

                ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS

The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitutes full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 20th day of June, 2006.

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Signature of current officer of          Printed name of officer or chairman of
chairman of the board                    the board

/s/ Eugene Hynes                         Eugene Hynes
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Signator's title

Vice President
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